SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2005

CCO HOLDINGS, LLC
CCO HOLDINGS CAPITAL CORP.
(Exact name of registrants as specified in their charters)

Delaware
Delaware
(State or Other Jurisdiction of Incorporation or Organization)

333-112593 333-112593-01	86-1067239 20-0257904
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrants' telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 9, 2005, Charter Communications, Inc. ("Charter"), the indirect parent company and manager of CCO Holdings, LLC and CCO Holdings Capital Corp., adopted the 2005 Executive Cash Award Plan ("Plan"), to provide additional incentive to, and retain the services of, certain officers of Charter and its subsidiaries, including us, to achieve the highest level of individual performance and contribute to the success of the Company. Eligible participants are employees of the Company or any of its subsidiaries, including us, at the level of Vice President and above, who have been recommended by the CEO and designated and approved as Plan participants by the Compensation Committee of Charter's Board of Directors. At the time the Plan was adopted, the interim CEO recommended and the Compensation Committee designated and approved as Plan participants the permanent President and Chief Executive Officer position (when filled), Executive Vice President positions and selected Senior Vice President positions. The Plan is attached hereto as Exhibit 99.1.

The Plan provides that each participant be granted an award which represents an opportunity to receive cash payments in accordance with the Plan. An award will be credited in book entry format to a participant's account in an amount equal to 100% of a participant's base salary on the date of Plan approval in 2005 and 20% of participant's base salary in each year 2006 through 2009, based on that participant's base salary as of May 1 of the applicable year. The Plan awards will vest at the rate of 50% of the plan award balance at the end of 2007 and 100% of the plan award balance at the end of 2009. Participants will be entitled to receive payment of the vested portion of the award if the participant remains employed by the Company continuously from the date of participant's initial participation through the end of the calendar year in which his or her award becomes vested, subject to payment of pro-rated award balances to a participant who terminates due to death or disability or in the event the Company elects to terminate the Plan.

A participant's eligibility for, and right to receive, any payment under the Plan (except in the case of intervening death) is conditioned upon the participant first executing and delivering to the Company an agreement releasing and giving up all claims that participant may have against the Company and related parties arising out of or based upon any facts or conduct occurring prior to the payment date, and containing additional restrictions on post- employment use of confidential information, non-competition and non-solicitation and recruitment of customers and employees.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
99.1

2005 Executive Cash Award Plan dated as of June 9, 2005. (Incorporated by reference to Exhibit 99.1 to the current report on Form 8-K of Charter Communications, Inc. filed on June 15, 2005 (File No. 000-27927)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CCO Holdings, LLC and CCO Holdings Capital Corp. have duly caused this Current Report to be signed on their behalf by the undersigned hereunto duly authorized.

CCO HOLDINGS, LLC
Registrant
By: CHARTER COMMUNICATIONS, INC., Sole Manager

Dated: June 15, 2005

By: /s/ Paul E. Martin
Name: Paul E. Martin
Title: Interim Chief Financial Officer,
Senior Vice President and Controller
(Principal Financial Officer and Principal Accounting Officer)

CCO HOLDINGS CAPITAL CORP.
Registrant

Dated: June 15, 2005

By: /s/ Paul E. Martin
Name: Paul E. Martin
Title: Interim Chief Financial Officer,
Senior Vice President and Controller
(Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1

2005 Executive Cash Award Plan dated as of June 9, 2005. (Incorporated by reference to Exhibit 99.1 to the current report on Form 8-K of Charter Communications, Inc. filed on June 15, 2005 (File No. 000-27927)).